Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Agenus Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-40440, 333-40442, 333-50434, 333-69580, 333-106072, 333-115984, 333-143807, 333-143808, 333-151745, 333-160084, 333-160087, 333-160088, 333-176609, 333-183066, 333-183067, 333-189926, 333-195851, 333-209074, 333-212889, and 333-228271) on Form S-8 and (Nos. 333-161277, 333-163221, 333-189534, 333-195852, 333-203807, 333-206513, 333-208135, 333-208890, 333-209749, 333-209941, 333-215640, 333-221008, 333-221465, 333-222670, and 333-228273) on Form S-3 of Agenus Inc. of our reports dated March 18, 2019, with respect to the consolidated balance sheets of Agenus Inc. and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 Annual Report on Form 10-K of Agenus Inc.

Our report on the consolidated financial statements refers to a change in accounting principle related to revenue recognition.

/s/ KPMG LLP

Boston, Massachusetts

March 18, 2019